Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
iShares 10+ Year Credit Bond ETF (ISHLCRD) iShares Core Total U.S. Bond Market ETF (ISHAGG)
BlackRock Total Return Portfolio (Ins - Series)  (BVA-TR)
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-
GC)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
Transamerica Partners Core Bond Portfolio  (DIA-CORE)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio  (MET-BI)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
Metropolitan Series BlackRock Diversified Portfolio (Core
PLUS Bond)  (METD_B)
AZL Enhanced Bond Index Fund  (AZ-CORE)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
Multimanager Core Bond Portfolio  (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI)  (BCS_F)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Transamerica Multi-Managed Balanced Portfolio VP  (TAP-
CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
BlackRock Core Bond Portfolio  (BR-CORE)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-15-2014

Security Type:
BND/CORP

Issuer
Bank of America Corporation  (2044)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, ABN AMRO Securities (USA)
LLC, Banca IMI S.p.A., Commerz Markets
LLC, Danske Markets Inc, Goldman, Sachs &
Co., Lloyds Securities Inc.,
nabSecurities, LLC, PNC Capital Markets
LLC, RBS Securities Inc., Scotia Capital
(USA) Inc., Blaylock Robert Van, LLC,
Samuel A. Ramirez & Company, Inc.


Transaction Details

Date of Purchase
01-15-2014

Purchase
Price/Share
(per share / %
of par)
$99.784

Total
Commission,
Spread or
Profit
0.875%

1.	Aggregate Principal Amount Purchased
(a+b)
$201,700,000

a.    US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$68,395,000

b.    Other BlackRock Clients
$133,305,000

2.	Aggregate Principal Amount of
Offering
$2,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.10085


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[x]    U.S. Registered Public Offering    [Issuer must have
3 years of continuous operations]
[ ]    Eligible Rule 144A Offering    [Issuer must have 3
years of continuous operations]
[ ]    Eligible Municipal Securities    [Issuer must have 3
years of continuous operations]
[ ]    Eligible Foreign Offering    [Issuer must have 3
years of continuous operations]
[ ]    Government Securities Offering

Timing and Price (check ONE or BOTH)
[x]    The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]    If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:01-17-2014

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date:01-17-2014

Global Syndicate Team
Member